Exhibit 23

Consent of Independent Registered Public Accounting Firm
The Board of Directors
Taubman Centers, Inc.:

We consent to the incorporation by reference in the registration statements, including amendments thereto, on Form S-8 (Nos. 33-65934, 333-81577, 333-125066, 333-151982, and 333-169996) and on Form S-3 (Nos. 33‑73038, 333-125065, 333-185702) of Taubman Centers, Inc. of our reports dated February 27, 2018, with respect to the consolidated balance sheet of Taubman Centers, Inc. as of December 31, 2017 and 2016, and the related consolidated statements of operations and comprehensive income, changes in equity (deficit), and cash flows for each of the years in the three-year period ended December 31, 2017, and the related notes and financial statement schedules listed in the Index at Item 15(a)(2) (collectively, the “consolidated financial statements”) and the effectiveness of internal control over financial reporting as of December 31, 2017, which reports appear in the December 31, 2017 annual report on Form 10‑K of Taubman Centers, Inc.

/s/ KPMG LLP
Chicago, Illinois
February 27, 2018